PROMISSORY NOTE


$60,000                                      Burnsville, Minnesota July 15, 1996

FOR VALUE RECEIVED, the undersigned, Michael F. Cibulka (the "Maker") hereby promises to pay to Delta Parts, Inc., or order (the "Holder") the principal sum of Sixty Thousand Dollars ($60,000) on or before June 1, 1999, together with interest from the date hereof on the unpaid principal hereof from time to time outstanding at an annual rate of ten percent (10%).

Interest shall accrue on this Note at the rate set forth above and shall be added to the principal amount hereof on December 31 in each year that this Note is outstanding. Payment of the principal together with such accrued interest shall be made to the Holder on or before June 1, 1999. Payment of principal or interest not made when due shall bear interest compounded daily until paid at an annual rate of fifteen percent (15%). All interest payments hereunder shall be prorated based on a three hundred sixty-five (365)-day year.

This Note may be prepaid in whole or in part at any time to time without penalty or premium. In the event of a prepayment, the amount thereof shall first be applied to interest that has accrued but has not been paid at the date of such prepayment and then to the principal balance hereof. In the event of any prepayment in full, interest accrued to the date of such prepayment shall be paid together with such prepayment.

At the option of the Holder, this Note shall become immediately due and payable in full without notice or demand upon the occurrence of any one or more of the following events:

(1) the failure of the Maker to make payment of the principal and interest when due;
(2) the admission by the Maker of its inability to pay his debts as they become due;
(3) the insolvency or the appointment of a receiver with respect to the Maker or the Maker's property;
(4) any assignment of the property of the Maker for the benefit of his creditors; or
(5) the commencement of any proceeding under any bankruptcy or insolvency laws by or against the Maker.

The Maker promises to pay all expenses incurred by the Holder (including, but without limitation thereto, attorney's fees and expenses) in collecting any principal or interest not paid when due.

The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Maker agrees that any delay or omission on the part of the Holder in exercising any of the Holder's rights hereunder shall not operate as a waiver of such right, or of any other right hereunder; and a waiver of any right on one occasion shall not be construed as a bar or a waiver of any such right on any future occasion.

This Note shall be governed by the laws of the State of Minnesota.

                                            /s/ Michael F. Cibulka
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(Witness)                                   Michael F. Cibulka